EXHIBIT 99.1

Infonet Services Corporation

Morgan Molthrop        +1-310-335-2606

morgan_molthrop@infonet.com

For Immediate Release

Infonet Announces Fiscal 2004 Third Quarter Results

El Segundo, CA – February 5, 2004 – Infonet Services Corporation (NYSE: IN), a leading provider of value-added global communications services, today announced results for the period ended December 2003, Infonet’s third quarter of fiscal 2004.

Revenue

Net services revenues for the third quarter of fiscal 2004 totaled $151.1 million compared with $141.6 million for the same period a year ago, an increase of 7%. Total revenues for the third quarter of last fiscal year, fiscal 2003, were $198.3 million, including a $56.7 million incentive fee received in connection with the completion of a European outsourcing agreement.

Expenses

Total operating expenses for the quarter increased to $175.0 million, from $166.0 million a year ago. These costs, which include a $5.0 million litigation accrual discussed below,1 increased 5% on a net services revenues gain of 7% over the comparable period. Net of the $5.0 million accrual, these costs increased 2% on a net services revenues gain of 7% over the comparable period.

Communications services costs and integration and provisioning costs generally relate directly to revenues. These two cost elements amounted to $76.0

[1]	The parties are in an advanced stage of settlement negotiations regarding Infonet’s federal securities litigation. The settlement proposals have not yet resulted in a written agreement, and, if finally agreed by the parties, will be contingent upon approval by the Court following notice to the Company’s stockholders who purchased stock during the period covered by this lawsuit. The Company expects that if the settlement is finalized, it may have to pay approximately $5.0 million of its own funds toward settlement. Given that the settlement proposals have not resulted in a written agreement, we cannot give any assurances that the settlement will be effected upon the terms under discussion or at all.

Infonet Announces Fiscal 2004 Third Quarter Results

million, or 50% of third quarter fiscal 2004 revenues. These costs increased by 11% on a net services revenues gain of 7% over the comparable period.

Bandwidth and related costs, network operations and SG&A expenses are generally leveragable and, therefore, we expect them to decline as a percentage of revenues as revenues grow. These three cost elements amounted to $99.0 million, or 66% of third quarter fiscal 2004 net services revenues, compared with $97.8 million, or 69% of net services revenues in the comparable period of fiscal 2003.

Communication services costs decreased $0.6 million, or 2%, to $22.7 million in the third quarter of fiscal 2004 from $23.3 million in the comparable period of fiscal 2003.

Integration and provisioning costs increased to $53.3 million in the third quarter of fiscal 2004 from $44.9 million in the comparable period of fiscal 2003, largely due to increased integration and provisioning activities by which we incur expenses directly in connection with the generation of revenues.

Bandwidth and related costs decreased to $25.7 million in the third quarter of fiscal 2004 from $28.0 million in the same quarter of last year. As a percentage of net services revenues, bandwidth and related costs decreased to 17% from 20% in the year earlier period, reflecting the efficiencies of scale that Infonet expects to achieve by leveraging existing capacity.

Network operations expense decreased to $32.3 million in the third quarter of fiscal 2004 from $33.5 million in the comparable quarter of last year. As a percentage of net services revenues, network operations expenses declined to 21% in the third quarter of fiscal 2004 from 24% in the comparable period of fiscal 2003, as Infonet leverages its existing infrastructure.

Selling, general and administrative expenses increased to $40.9 million in the third quarter of fiscal 2004 from $36.3 million in the third quarter of fiscal 2003. As a percentage of net services revenues, these expenses were 27% in the

Infonet Announces Fiscal 2004 Third Quarter Results

third quarter of fiscal 2004, from 26% in the third quarter of fiscal 2003. SG&A expenses for the third quarter of fiscal 2004 include the $5.0 million litigation accrual. Net of this accrual, SG&A expenses decreased to 24% of net services revenues in the third quarter of fiscal 2004, from 26% in the third quarter of fiscal 2003.

Depreciation and amortization for the third quarter of fiscal 2004 was $20.1 million, compared with $18.7 million in the same period of last year. As a percentage of net services revenues, depreciation and amortization remained flat at 13% when compared to the third quarter of fiscal 2003.

Infonet has invested significant cash in its assets that it expects to leverage for higher profitability as the revenues grow. Infonet believes, therefore, that EBITDA is a meaningful measure of its results.

EBITDA for the third quarter of fiscal 2004 was $(2.8) million as compared to $48.4 million in the same quarter of the prior year. The third quarter of fiscal 2003 includes revenues from a $56.7 million incentive fee and the third quarter fiscal 2004 results include the $5.0 million litigation accrual.2

Operating Income, Net Income, EPS

Infonet’s operating loss, which includes the $5.0 million litigation accrual, totaled $23.9 million in the third quarter of fiscal 2004. Net of this accrual, operating loss would have been $18.9 million in the third quarter of fiscal 2004.

[2]

	Quarter Ended December (in millions)
	2003	2002
Net (loss) income	$(20.5)	$18.2
Depreciation and amortization	20.1	18.7
Interest (income) expense, net	(2.0)	(1.5)
Provision (credit) for income taxes	(0.4)	13.0
EBITDA	$(2.8)	$48.4

Infonet Announces Fiscal 2004 Third Quarter Results

This compares with an operating income of $32.3 million in the same period last year. Excluding the incentive fee, operating loss in the third quarter of last year would have been $24.4 million.

Net loss for the third quarter of fiscal 2004 totaled $20.5 million, or $0.04 per share. Infonet recorded net income of $18.2 million, or $0.04 per share in the third quarter of fiscal 2003. In that quarter, Infonet received a $56.7 million incentive fee.

Other Operating Highlights

Capital Expenditures

The cash outlay for capital expenditures for the third quarter of fiscal 2004 totaled approximately $9 million, compared with $15.3 million in the comparable period of fiscal 2003.

Infonet expects capital expenditures for the fiscal year to be approximately 11% of net services revenues.

Cash Position

At December 31, 2003, Infonet’s balance sheet reflected cash, cash equivalents and short-term investments totaling approximately $411 million, compared with $429.0 million at fiscal year-end March 31, 2003.

Stock Repurchase Program

Under a 24-month program approved by Infonet’s Board of Directors in November 2001 by which the company was authorized to purchase up to $100 million of the Company’s common stock, Infonet repurchased approximately 826,000 shares in the third quarter of fiscal 2004 at an average price of $2.26 per share. During the first nine months of fiscal 2004, Infonet repurchased approximately 3.5 million shares at an average price of $1.76 per share. Over the

Infonet Announces Fiscal 2004 Third Quarter Results

life of the program, which ended November 19, 2003, Infonet repurchased approximately 10.9 million shares at an average price of $1.93 per share for a total expenditure of $21.1 million.

Commentary

José A. Collazo, Chairman, President and CEO of Infonet, said, “Third quarter fiscal 2004 net services revenues grew 7%. This underscores continued demand for our managed data services in what continues to be a challenging environment in the communications sector.

“In addition, operating expenses for the third quarter of fiscal 2004, excluding the litigation accrual, increased to $170 million from $166 million in the comparable quarter. This represents an increase of $4 million in operating expenses on a net services revenues gain of $9 million in the comparable quarter. The revenue growth and the restrained growth in expenses demonstrate that our efforts to improve operating income are bringing positive results – and we expect to see continued improvement in this area.

“EBITDA in the third quarter of fiscal 2004 was $(2.8) million. We expect to see substantial improvement in this area on a year-to-year basis going forward. The third quarter of fiscal 2004 included a stock-based compensation charge in conjunction with the IPO in 1999 of $2.8 million and the $5.0 million litigation accrual.

“With respect to local access costs, our strategic activities continue and they are beginning to produce results. Our multifaceted approach is aimed at first reducing the growth rate in relation to revenues, followed by an absolute decrease in this cost category as a percentage of revenues.

“We continue to receive international recognition for the quality of our services and innovative service offerings. During the third quarter we won multiple Telemark awards in the international business IP category and were

Infonet Announces Fiscal 2004 Third Quarter Results

named “best in class” as an international network services provider. Infonet was also listed as a leader in Gartner’s Magic Quadrant for global network service providers.

“Meanwhile, we continue to introduce new services aimed at providing higher value to our existing clients as well as to new clients. Our objective is to maintain our position as a world-class service provider with an industry-leading portfolio of offerings.

“Our results confirm that Infonet is on track to meet its strategic and financial targets. We have grown revenue consistently from quarter to quarter. We’re lowering expenses and addressing higher local access fees. At the same time we continue to focus on customer service. Our control over costs is targeted and deliberate – not at the expense of innovation or our customers.”

Regional Highlights

Americas

Infonet’s net services revenue in Americas was $43.8 million in the third quarter of fiscal 2004 compared with $33.4 million in the comparable quarter of fiscal 2003.

Asia-Pacific

Infonet’s revenue in Asia-Pacific was $19.9 million in the third quarter of fiscal 2004, compared with $21.8 million in the third quarter of fiscal 2003.

Europe, Middle East and Africa (EMEA)

Infonet’s EMEA revenue was $87.4 million in the third quarter of fiscal 2004 compared with $86.4 million in the third quarter of fiscal 2003.

Infonet Announces Fiscal 2004 Third Quarter Results

Filing, Web Cast/Conference Call Information

Infonet expects to file its 10-Q with the Securities and Exchange Commission for the quarter ended December 31, 2003 on February 9, 2004. It will be available through www.sec.gov, which can be accessed through Infonet’s investor relations site at www.infonet.com.

Infonet will host an investor conference call and audio Web cast to review third quarter results and the company’s future outlook on Friday, February 6, 2004, at 9 a.m. Eastern Standard Time (2 p.m. in London; 6 a.m. in Los Angeles). Participants within the United States should call 1-800-946-0782. Outside the United States, participants should call 1-719-457-2657.

For a live Web cast of the call and a full list of investor relations activities and presentations, please visit the investor relations portion of Infonet’s Web site: www.infonet.com.

For a replay of the call within the United States, call 1-888-203-1112; outside the United States, call +1-719-457-0820. The replay will be available from noon, Eastern Standard Time on Friday, February 6, through 1:00 am on February 10, 2004. The confirmation code for the replay is 373756.

About Infonet

Infonet Services Corporation, known for its quality of service, is a leading provider of managed network communications services for thousands of multinational entities.

Employing a unique consultative approach, Infonet offers integrated solutions optimizing the complex relationship between enterprise applications and the global network. Extensive project management capabilities are the foundation for the services and solution offerings (broadband, Internet, intranet, multimedia, videoconferencing, wireless/remote access, local provisioning, application and

Infonet Announces Fiscal 2004 Third Quarter Results

consulting services) positioning Infonet as a single-source partner for multinational entities. In particular, Infonet IP VPN solutions offer multinationals a unique combination of Private and Public IP services as well as a full set of Managed Security and Mobility Services.

Rated “Best in Class” overall in Telemark’s survey of Global Managed Data Network Services, Infonet has also won “Best Customer Care” and “Best Carrier” at the World Communication Awards. Founded in 1970, Infonet owns and operates The World Network®, accessible from more than 180 countries, and provides local service support in over 70 countries and territories.

Infonet’s stock is traded on the New York Stock Exchange under the symbol IN. Additional information about the company is available at www.infonet.com.

Safe Harbor Statement

Infonet has made forward-looking statements in this release. These statements, including comments related to revenue growth, EBITDA, litigation and expense reduction, are based on information available to the company as of the date of this release and Infonet undertakes no duty to update the information to take account of later events. Given that the litigation settlement talks have not yet resulted in a written agreement, we cannot give any assurances that the settlement will be effected upon the terms under discussion or at all.

The accuracy of the company’s forward-looking statements will also be affected by the strength of the market for Infonet products and services, competition, the timely transitioning of new business opportunities to Infonet’s network, our ability to reduce expenses and the effect of currency fluctuation. Investors should bear these risk factors in mind as well as those elaborated on in Infonet’s 10-K, 10-Qs and other recent filings made with the U.S. Securities and Exchange Commission. These documents are available through the investor relations portion of Infonet’s web site at www.infonet.com.

(Tables Follow)

Infonet Announces Fiscal 2004 Third Quarter Results

Table 1—Key Comparisons, in thousands, except EPS and percent change

	Q3
	FY04	FY03	% change
Income Statement Data
Revenues:
Network services	$80,951	$83,619	(3%)
Consulting, integration and provisioning services	54,598	44,624	22%
Applications services	12,185	8,032	52%
Other communications services	3,351	5,313	(37%)

Services revenues, net	151,085	141,588	7%
Management contract incentive fee	0	56,706	(100%)

Total revenues	151,085	198,294	(24%)

Expenses:
Communication services costs	22,736	23,291	(2%)
Integration and provisioning costs	53,313	44,919	19%
Bandwidth and related costs	25,743	28,015	(8%)
Network operations	32,336	33,524	(4%)
Selling, general and administrative	40,901	36,268	13%

Total expenses	175,029	166,017	5%

Operating income (loss)	(23,944)	32,277	(174%)

Other income (expense):
Interest income	2,147	3,254	(34%)
Interest expense	(124)	(1,773)	(93%)
Equity in earnings of unconsolidated affiliates	(925)	(659)	40%
Other, net	2,178	(1,886)	(215%)

Total other income (expense)	3,276	(1,064)	(408%)

Provision (credit) for income taxes	(314)	12,945	(102%)
Minority interest	163	39	318%
Net income (loss)	$(20,517)	$18,229	(213%)

EPS	$(0.04)	$0.04	(214%)

Depreciation and amortization	$20,071	$18,663	8%

Balance Sheet Data
Cash, cash equivalents, and short term investments	$410,683	$482,127	(15%)
Current assets	598,567	657,369	(9%)
Total assets	1,066,153	1,298,063	(18%)
Current liabilities	186,934	156,578	19%
Total debt	4,502	28,021	(84%)
Total stockholders’ equity	$833,829	$1,081,990	(23%)

Infonet Announces Fiscal 2004 Third Quarter Results

Table 2 – Key Comparisons, in thousands, except EPS and percent change

	Nine Months
	FY04			FY03			% change
	Core	Non Core	Total	Core	Non Core	Total	Core	Non Core	Total
Income Statement Data
Revenues:
Network services	$245,150	$0	$245,150	$239,302	$0	$239,302	2%	na	2%
Consulting, integration and provisioning services	162,804	0	162,804	132,022	6,661	138,683	23%	na	17%
Applications services	32,008	0	32,008	12,853	0	12,853	149%	na	149%
Other communications services	11,468	0	11,468	19,453	21,419	40,872	(41%)	na	(72%)

Services revenues, net	451,430	0	451,430	403,630	28,080	431,710	12%	na	5%
Management contract incentive fee	0	0	0	56,706	0	56,706	(100%)	na	(100%)

Total revenues	451,430	0	451,430	460,336	28,080	488,416	(2%)	na	(8%)

Expenses:
Communication services costs	69,877	0	69,877	62,037	15,076	77,113	(9%)	na	(9%)
Integration and provisioning costs	159,575	0	159,575	118,167	5,959	124,126	29%	na	29%
Bandwidth and related costs	78,483	0	78,483	120,915	0	120,915	(35%)	na	(35%)
Network operations	93,417	0	93,417	87,272	0	87,272	7%	na	7%
Selling, general and administrative	111,062	0	111,062	113,919	0	113,919	(3%)	na	(3%)

Total expenses	512,414	0	512,414	502,310	21,035	523,345	(2%)	na	(2%)

Operating loss			(60,984)			(34,929)			75%

Other income (expense):
Interest income			6,452			11,177			(42%)
Interest expense			(452)			(6,216)			(93%)
Equity in earnings of unconsolidated affiliates			(2,472)			(1,641)			51%
Other, net			1,104			1,267			(13%)

Total other income			4,632			4,587			1%

Provision (credit) for income taxes			985			(6,244)			(116%)
Minority interest			165			310			(47%)
Net loss			$(57,502)			$(24,408)			136%

EPS			$(0.12)			$(0.05)			138%

Depreciation and amortization			$58,563			$57,503			2%

Balance Sheet Data
Cash, cash equivalents, and short term investments			$410,683			$482,127			(15%)
Current assets			598,567			657,369			(9%)
Total assets			1,066,153			1,298,063			(18%)
Current liabilities			186,934			156,578			19%
Total debt			4,502			28,021			(84%)
Total stockholders’ equity			$833,829			$1,081,990			(23%)

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